SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 5, 2009

CARBON SCIENCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-144931	24-5451302
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

5511C Ekwill Street, Santa Barbara, California 93111
 (Address of principle executive offices)

(805) 456-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 5, 2009, Byron Elton was appointed as President and Chief Operating Officer of Carbon Sciences, Inc. (the “Company”).

Mr. Elton is an experienced media and marketing executive with a proven record in pioneering new business development strategies and building top-flight marketing organizations. He previously served as Senior Vice President of Sales for Univision Online from 2007 to 2008. Mr. Elton also served for eight years as an executive at AOL Media Networks from 2000 to 2007, where his assignments included Regional Vice President of Sales for AOL and Senior Vice President of E-Commerce for AOL Canada. His broadcast media experience includes leading the ABC affiliate in Santa Barbara, California in 1995 to 2000 and the CBS affiliate in Monterrey, California, from 1998 to 1999, in addition to serving as President of the Alaskan Television Network from 1995 to 1999.

On January 7, 2009, Dr. Naveed Aslam was appointed Chief Technology Officer of the Company.

Dr. Aslam is an accomplished scientist and molecular systems expert with over 14 years of industry and research experience. He was recently recognized by the U.S. Citizenship and Immigration Service as an alien of extraordinary ability, and was awarded an O-1 employment visa. Dr. Aslam has authored over ten cutting-edge publications on chemical engineering, biochemical engineering and biomedical technologies. His most notable contributions to the scientific community are: (1) the development of the world's first computer aided process engineering (CAPE) design tool for using supercritical fluids to develop next generation chemical and petroleum processes that are cost effective and environment friendly; and (2) the development of the world's first non-linear computational tool for modeling biological processes related to inflammation and memory loss for the development of drugs against cancer and Alzheimer's disease.

Dr. Aslam has served as a technology advisor to Carbon Sciences since 2008 and is the inventor of the Company's breakthrough CO2-to-Fuel technology. During the early part of his career, Dr. Aslam was a senior process engineer for Saudi Basic Industries Corporation (SABIC), Riyadh, Saudi Arabia. At SABIC, his duties included responsibility for all aspects of process engineering during the preliminary and detailed design phases of 125,000 tons per year ethylene manufacturing plant. From January 2004 through August 2005 Dr. Aslam was a Research Associate and Instructor at the University of South Florida, Department of Chemical Engineering. From September 2005 through January 2006, Dr Aslam served as a Post Doctoral Fellow at Florida State University School of Computer and Science, Tallahassee. Also from January 2001 through December, 2008, Dr. Aslam served as Post Doctoral Fellow at the University of Texas.

 Item 7.01      Regulation FD Disclosure.

On January 5, 2009, the Company issued a press release concerning Mr. Elton’s appointment. A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K. Also, on January 7, 2009, the Company issued a press release concerning Dr. Aslam’s appointment. A copy of such press release is being furnished as Exhibit 99.2 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 9.01       Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release issued on January 5, 2009.

99.2	Press Release issued on January 7, 2009.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Carbon Sciences

Date: January 8, 2009	By:	/s/ Derek W. McLeish
Derek W. McLeish
Chief Executive Officer